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                                  EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of MISONIX, INC. pertaining to the 2001 Employee Stock Option Plan of MISONIX, INC. of our report dated August 9, 2000 with respect to the consolidated financial statements and schedule of MISONIX, INC. included in its Annual Report (Form 10-K/A) for the year ended June 30, 2000, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP


Melville, New York
June 12, 2001


















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